CUSIP No. 486577 109	Page 30 of 30

Exhibit 2

MEMBERS OF EACH GROUP

Group I

General Catalyst Group V Supplemental, L.P.

General Catalyst Group V, L.P.

GC Entrepreneurs Fund V, L.P.

Group II

General Catalyst Group III, L.P.

GC Entrepreneurs Fund III, L.P.

Group III

General Catalyst Group II, L.P.

GC Entrepreneurs Fund II, L.P.